PRICING SUPPLEMENT NO. 36                                Rule 424 (b)(3)
DATED: September 22, 1997                              File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)

                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount: $15,000,000   Floating Rate Notes [_]   Book Entry Notes [x]

Original Issue Date: 9/25/97    Fixed Rate Notes [x]      Certificated Notes [_]

Maturity Date: 9/24/99

Option to Extend Maturity:    No  [x]

                              Yes [_]   Final Maturity Date:

                                             Optional           Optional
                       Redemption            Repayment          Repayment
Redeemable On          Price(s)              Date(s)            Price(s)
-------------          ----------            ---------          ---------

N/A                    N/A                   N/A                N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:  6.075%

Interest Payment Dates: *

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                               Maximum Interest Rate:

[_]         Commercial Paper Rate                  Minimum Interest Rate:

[_]         Federal Funds Rate                     Interest Reset Date(s):

[_]         Treasury Rate                          Interest Reset Period:

[_]         LIBOR Reuters                          Interest Payment Date(s):

[_]         LIBOR Telerate

[_]         Prime Rate

[_]         CMT Rate

Initial Interest Rate:                             Interest Payment Period:

Index Maturity:

Spread (plus or minus):
----------------------------

*      March 24, 1998, September 24, 1998, March 24, 1999 and September 24, 1999

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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